Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA Technologies, Inc. Completes its Acquisition of SwiftWater Energy Services

THE WOODLANDS, Texas, March 1, 2018 /PRNewswire/ -- TETRA Technologies, Inc. ("TETRA" or the "Company") (NYSE:TTI) announced that it has completed its previously announced acquisition of SwiftWater Energy Services, which becomes part of TETRA’s Fluids business division, effective immediately.  This acquisition expands and diversifies TETRA’s employee base, products and services, and market footprint.

Key members of the SwiftWater management team and employees have agreed to remain and play a prominent role in the West Texas operations of TETRA and SwiftWater.

With the completion of this acquisition, TETRA enhances its position as one of the leading integrated completion fluids and water management companies in the energy industry, and a one-stop solution provider for water transfer, water storage and water treatment services, along with proprietary automation technology and numerous other water-related services.

“We are pleased to welcome SwiftWater’s employees whose experience, brand and culture is a natural complementary fit with TETRA,” said Stuart M. Brightman, Chief Executive Officer of TETRA Technologies.  “We look forward to a smooth integration of SwiftWater’s assets, operations and people, and are excited to offer an expanded and diversified portfolio of water management products and services to our customers.”

In accordance with NYSE requirements, the Company hereby discloses that its Board of Directors has authorized, in connection with the consummation of the acquisition of SwiftWater, the grant to thirteen people of employment inducement awards of 420,992 shares of restricted stock, in the aggregate for such persons, such grant to be effective on the closing of the acquisition on February 28, 2018. Conditioned upon each employee’s continued employment with the Company, 100% of the shares of the restricted stock will vest on the third anniversary of the grant date of the award.

Company Overview

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, comprehensive water management technology and solutions, frac flowback, production well testing, offshore rig cooling, and compression services and equipment. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

Forward-Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that TETRA Technologies, Inc. (“the Company”) intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected results of operational business segments, anticipated benefits from the acquisition of SwiftWater Energy Services, LLC (“SES”), projections concerning the Company's business activities and the expected impact of the acquisition of SES, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical.  These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of the Company to successfully integrate the operations of SES, and recognize the anticipated benefits of the acquisition.  Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements.  Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Investor Contact	Media Contact
TETRA Technologies, Inc.	TETRA Technologies, Inc.
The Woodlands, Texas	The Woodlands, TX
Stuart M. Brightman	TETRA Media Line:
Chief Executive Officer	+1 281-364-5060
Phone: 281.367.1983	media@tetratec.com
www.tetratec.com	www.tetratec.com